UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 29, 2011

Cole Corporate Income Trust, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-166447	27-2431980
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2555 East Camelback Road, Suite 400, Phoenix, Arizona 85016
(Address of principal executive offices)
(Zip Code)

(602) 778-8700
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

The information set forth under Item 2.01 of this current report on Form 8-K is hereby incorporated by reference into this Item 1.01.

As previously reported in a Current Report on Form 8-K, on February 24, 2011, Cole Corporate Income Operating Partnership, LP (“CCI OP”), the operating partnership of Cole Corporate Income Trust, Inc. (the “Company”), entered into an agreement of purchase and sale with Series C, LLC (“Series C”), an affiliate of the Company’s advisor, to purchase 100% of the membership interests (the “Medtronic Interests”) in Cole OF San Antonio TX, LLC, a Delaware limited liability company (“OF San Antonio”), for a gross purchase price of $32.85 million, exclusive of closing costs. OF San Antonio owns as its only asset an approximately 145,025 square foot single-tenant office building leased to Minimed Distribution Corp, a Delaware corporation  (“Minimed”), a wholly-owned subsidiary of Medtronic, Inc., which guarantees the lease, on an approximately 9.64 acre site located in San Antonio, TX (the “Medtronic Property”). The Medtonic Property was constructed in 2008. A majority of the Company’s board of directors (including all of the Company’s independent directors) not otherwise interested in the acquisition, approved the acquisition as being fair and reasonable to the Company and determined that the cost to the Company does not exceed the lesser of the current appraised value of the Medtronic Property or the cost of the property to Series C.

On June 30, 2011, in connection with the acquisition of the Medtronic Property, the Company entered into a $23.0 million mortgage loan with Wells Fargo Bank, National Association (the “Wells Fargo Loan”) and a $9.0 million subordinate loan with Series C (the “Series C Loan”).  The Wells Fargo Loan, which is secured by the Medtronic Property and matures on July 1, 2016, consists of i) an $18.0 million loan that bears a fixed interest rate of 4.65% with monthly interest only payments (the “Mortgage Loan”) and ii) a $5.0 million loan with interest only payments at a fixed interest rate of 4.65% until December 31, 2011 and 10.0% thereafter (the “Mezzanine Loan”).  The Mortgage Loan generally may not be prepaid without premium or penalty, however the Mezzanine Loan may be prepaid at any time without penalty or premium. The Series C Loan bears interest at a fixed interest rate of 4.65% with accrued interest and principal due upon maturity on December 31, 2012.  The Series C Loan may not be prepaid in whole or in part as long as the Mezzanine Loan remains outstanding, after which the Series C Loan can be prepaid without premium or penalty.  In the event the Wells Fargo Loan or the Series C Loan are not paid off on the respective maturity dates, the loans include default provisions. Upon the occurrence of an event of default, interest on the Well Fargo Loan will accrue at an annual default interest rate equal to 5% above the stated interest rate and interest on the Series C Loan will accrue at an annual default interest rate equal to 4% above the stated interest rate.

The Series C Loan has been approved by a majority of the directors (including all of the independent directors) not otherwise interested in the transaction as fair, competitive and commercially reasonable and no less favorable to the Company than a comparable loan between unaffiliated parties. In addition, a majority of the directors (including all of the independent directors) not otherwise interested in such transaction have determined that borrowing in excess of 60% of the greater of cost (before deducting depreciation and other non-cash reserves) or fair market value of the Company’s gross assets is justified and in the best interest of the Company’s stockholders.

Item 2.01	Completion of Acquisition or Disposition of Assets

The information set forth under Item 1.01 of this current report on Form 8-K is hereby incorporated by reference into this Item 2.01.

On June 30, 2011, the Company acquired the Medtronic Property from Series C through the acquisition of the Medtronic Interests. The purchase price for the Medtronic Interests was $32.85 million, exclusive of closing costs. The acquisition was funded with a combination of proceeds from the Wells Fargo Loan of $23.0 million, proceeds from the Series C Loan of $9.0 million and proceeds from the Company’s ongoing public offering of common stock. In connection with the acquisition, the Company paid its advisor an acquisition fee of approximately $657,000.

The Medtronic Property is 100% leased to Minimed subject to a net lease, which commenced on October 27, 2009.  Pursuant to the lease, the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent.  The annual base rent of approximately $2,755,475, or approximately $19.00 per square foot, is fixed for the initial lease term, which expires October 31, 2020.  The tenant has two options to renew the lease, beginning November 1, 2020, each for an additional five-year term, with rental escalations of 10.0% at each renewal.

In evaluating the Medtronic Property as a potential acquisition, including the determination of an appropriate purchase price to be paid for the Medtronic Interests, the Company considered a variety of factors, including the condition and financial performance of the property; the terms of the existing lease and the creditworthiness of the tenant; property location, visibility and access; age of the property, physical condition and curb appeal; neighboring property uses; local market conditions, including vacancy rates; area demographics, including trade area population and average household income; and neighborhood growth patterns and economic conditions. The Company has approved Minimed’s request to construct a parking garage on the Medtronic property.  The Company has no obligation to fund the construction.  There are no plans for any additional renovations, improvements or development of the Medtronic Property.  The Company believes the Medtronic Property is adequately insured.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 and Item 2.01 of this current report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 8.01	Other Events

The Company’s Board of Directors has authorized a daily distribution, based on 365 days in the calendar year, of $0.001781016 per share (which equates to 6.5% on an annualized basis calculated at the current rate, assuming a $10.00 per share purchase price) for stockholders of record as of each day of the period commencing on the first day following the release from escrow of the subscription proceeds received in the Company’s public offering, as a result of the receipt of subscriptions aggregating at least the minimum offering of $2,500,000 (the “Distribution Start Date”), and ending on September 30, 2011. The Distribution Start Date was June 29, 2011. The payment date for each of the daily distributions for the period commencing on the Distribution Start Date and ending on June 30, 2010 will be in July 2011.  The payment date for each of the daily distributions for the period commencing on July 1, 2011 and ending on July 31, 2011 will be in August 2011. The payment date for each of the daily distributions for the period commencing on August 1, 2011 and ending August 31, 2011 will be in September 2011. The payment date for each of the daily distributions for the period commencing on September 1, 2011 and ending on September 30, 2011 will be in October 2011.

Item 9.01	Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired.

Since it is impracticable to provide the required financial statements for the acquired real property described above at the time of this filing, and no financial statements (audited or unaudited) are available at this time, the Company hereby confirms that the required financial statements will be filed on or before September 16, 2011, which date is within the period allowed to file such an amendment.

(b) Pro Forma Financial Information.

See paragraph (a) above.

(c) Shell Company Transactions

None.

(d) Exhibits

None.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 1, 2011	COLE CORPORATE INCOME TRUST, INC.
	By:	/s/ D. Kirk McAllaster, Jr.
	Name:	D. Kirk McAllaster, Jr.
	Title:	Executive Vice President, Chief Financial Officer and Treasurer Principal Financial Officer